N E W S R E L E A S E

CONTACT: Paul Seavey                             FOR IMMEDIATE RELEASE
(312) 279-1488                                     July 22, 2013

ELS REPORTS SECOND QUARTER RESULTS
Strong Core Performance

CHICAGO, IL – July 22, 2013 – Equity LifeStyle Properties, Inc. (NYSE: ELS) (referred to herein as “we,” “us,” and “our”) today announced results for the quarter and six months ended June 30, 2013. All per share results reflect the two-for-one stock split we completed on July 15, 2013 and are reported on a fully-diluted basis unless otherwise noted.
Financial Results for the Quarter Ended June 30, 2013
Normalized Funds from Operations (“Normalized FFO”) increased $4.5 million, or $0.04 per common share, to $52.3 million, or $0.57 per common share, compared to $47.8 million, or $0.53 per common share, for the same period in 2012. Funds from Operations (“FFO”) increased $3.0 million, or $0.03 per common share, to $50.8 million, or $0.56 per common share, compared to $47.8 million, or $0.53 per common share, for the same period in 2012. Net income available for common stockholders increased $15.8 million, or $0.19 per common share, to $17.9 million, or $0.21 per common share, compared to $2.1 million, or $0.02 per common share, for the same period in 2012.
Portfolio Performance
For the quarter ended June 30, 2013, property operating revenues, excluding deferrals, increased $5.7 million to $169.5 million compared to $163.8 million for the same period in 2012. For the six months ended June 30, 2013, property operating revenues, excluding deferrals, increased $13.4 million to $345.4 million compared to $332.0 million for the same period in 2012. For the quarter ended June 30, 2013, income from property operations, excluding deferrals, increased $3.0 million to $94.5 million compared to $91.5 million for the same period in 2012. For the six months ended June 30, 2013, income from property operations, excluding deferrals, increased $6.9 million to $198.7 million compared to $191.8 million for the same period in 2012.
For the quarter ended June 30, 2013, Core property operating revenues increased approximately 2.7 percent and income from Core property operations increased approximately 2.8 percent compared to the same period in 2012. For the six months ended June 30, 2013, Core property operating revenues increased approximately 2.9 percent and income from Core property operations increased approximately 2.7 percent compared to the same period in 2012.
The Core portfolio excludes amounts related to 11 manufactured home communities in Michigan held for disposition which are presented separately as discontinued operations. We are under contract to sell these communities for a purchase price of approximately $165.0 million.
Balance Sheet

During the quarter we closed on a $110.0 million loan as part of our previously announced long-term refinancing plan. This loan is secured by a portfolio of RV assets, matures in 2023 and bears a stated interest rate of 4.87 percent per annum. During the quarter we paid off three mortgages totaling $21.5 million with a weighted average interest rate of 5.9 percent per annum. We paid a $1.4 million premium for the early retirement of two of these mortgages.
On July 1, 2013, the proceeds from the new loan, along with available cash, were used to pay off six mortgages with maturity dates in 2015. The retired loans had an outstanding principal balance of approximately $120.0 million, with a weighted average interest rate of 5.7 percent per annum. We paid a $16.4 million premium for the early retirement of these six mortgages. On July 18, 2013, we paid off the mortgage on one manufactured home community, which was set to mature on July 1, 2020, for approximately $7.8 million with a stated interest rate of 7.2 percent per annum.
Interest coverage was approximately 2.9 times in the quarter. Our cash balance as of June 30, 2013, before the previously mentioned July 1st debt repayment, was approximately $177.9 million. Expanded disclosure on our balance sheet and debt statistics are included in the tables below.
As of July 22, 2013, we own or have an interest in 383 quality properties in 32 states and British Columbia consisting of 142,682 sites. We are a self-administered, self-managed real estate investment trust (“REIT”) with headquarters in Chicago.
A live webcast of our conference call discussing these results will be available via our website in the Investor Information section at www.equitylifestyle.com at 10:00 a.m. Central Time on July 23, 2013.
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as “anticipate,” “expect,” “believe,” “project,” “intend,” “may be” and “will be” and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements and may include, without limitation, information regarding our expectations, goals or intentions regarding the future, and the expected effect of our recent acquisitions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to:

•
our ability to control costs, real estate market conditions, the actual rate of decline in customers, the actual use of sites by customers and our success in acquiring new customers at our properties (including those that we may acquire);

•	our ability to maintain historical rental rates and occupancy with respect to properties currently owned or that we may acquire;

•	our ability to retain and attract customers renewing, upgrading and entering right-to-use contracts;

•	our assumptions about rental and home sales markets;

•	our assumptions and guidance concerning 2013 estimated net income, FFO and Normalized FFO;

•	our ability to manage counterparty risk;

•
in the age-qualified properties, home sales results could be impacted by the ability of potential homebuyers to sell their existing residences as well as by financial, credit and capital markets volatility;

•
results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing and competition from alternative housing options including site-built single-family housing;

•	impact of government intervention to stabilize site-built single family housing and not manufactured housing;

•	effective integration of recent acquisitions and our estimates regarding the future performance of recent acquisitions;

•	unanticipated costs or unforeseen liabilities associated with recent acquisitions;

•	ability to obtain financing or refinance existing debt on favorable terms or at all;

•	the effect of interest rates;

•	the dilutive effects of issuing additional securities;

•	the effect of accounting for the entry of contracts with customers representing a right-to-use the Properties under the Codification Topic “Revenue Recognition;” and

•	other risks indicated from time to time in our filings with the Securities and Exchange Commission.
These forward-looking statements are based on management's present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.
Tables follow:

Second Quarter 2013 - Selected Financial Data

(In millions, except per share data (adjusted for stock split), unaudited)

Quarter Ended
June 30, 2013
Income from property operations - 2013 Core (1)	$94.1
Income from property operations - 2012 Acquisitions (2)	0.3
Income from discontinued operations	3.9
Property management and general and administrative	(17.0)
Other income and expenses	3.6
Financing costs and other	(32.6)
Normalized FFO (3)	52.3
Change in fair value of contingent consideration asset (4)	0.1
Transaction costs	(0.2)
Early debt retirement	(1.4)
FFO (3) (5)	$50.8

Normalized FFO per share - fully diluted	$0.57
FFO per share - fully diluted	$0.56

Normalized FFO (3)	$52.3
Non-revenue producing improvements to real estate	(7.2)
Funds available for distribution (FAD) (3)	$45.1

FAD per share - fully diluted	$0.50

Weighted average shares outstanding - fully diluted	91.1

___________________________

1.	See page 8 for details of the 2013 Core Income from Property Operations.

2.	See page 9 for details of the Income from Property Operations for the properties acquired during 2012 (the “2012 Acquisitions”).

3.	See page 6 for a reconciliation of Net income available for Common Shares to FFO, Normalized FFO and FAD. See definitions of FFO, Normalized FFO and FAD on page 21.

4.
Represents the increase in fair value of the net asset described in the following sentences. We own both a fee interest and a ground leasehold interest in a 2,200 site property. The ground lease provides a purchase option to the lessee and a put option to the lessor. Either option may be exercised upon the death of the fee holder. We are the beneficiary of an escrow funded by the seller consisting of approximately 99,041 shares of our common stock as of June 30, 2013. The escrow was established to protect us from future scheduled ground lease payment increases as well as scheduled increases in the option purchase price over time. The current fair value estimate of the escrow is approximately $6.7 million. We revalue the asset based on the market value of our common stock as of each reporting date and recognize in earnings any increase or decrease in fair value of the escrow.

5.	Second quarter 2013 FFO adjusted to include a deduction for depreciation expense on rental homes would have been $49.2 million, or $0.54 per fully diluted share.

Consolidated Income Statement

(In thousands, unaudited)

	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Revenues:
Community base rental income	$101,468	$98,336	$202,244	$196,433
Rental home income	3,598	2,786	6,992	5,367
Resort base rental income	33,197	30,408	73,936	67,987
Right-to-use annual payments	12,043	12,221	23,566	23,972
Right-to-use contracts current period, gross	3,361	2,942	6,192	5,186
Right-to-use contracts, deferred, net of prior period amortization	(1,550)	(1,285)	(2,590)	(1,891)
Utility and other income	15,787	17,097	32,470	33,053
Gross revenues from home sales	4,217	1,921	6,913	3,925
Brokered resale revenue and ancillary services revenues, net	932	482	2,727	2,225
Interest income	2,076	1,908	3,974	4,012
Income from other investments, net (1)	1,624	1,567	4,104	3,055
Total revenues	176,753	168,383	360,528	343,324

Expenses:
Property operating and maintenance	58,345	56,882	113,401	109,850
Rental home operating and maintenance	1,487	1,281	3,357	2,694
Real estate taxes	11,888	11,510	24,290	23,367
Sales and marketing, gross	3,333	2,632	5,694	4,275
Sales and marketing, deferred commissions, net	(655)	(655)	(1,118)	(897)
Property management	10,170	9,312	20,303	18,947
Depreciation on real estate assets and rental homes	29,313	25,523	55,333	50,947
Amortization of in-place leases	159	15,650	318	31,265
Cost of home sales	3,919	2,514	6,700	4,681
Home selling expenses	454	399	981	728
General and administrative	6,946	6,810	13,655	12,909
Early debt retirement	1,381	—	1,381	—
Rent control initiatives and other	1,624	367	1,856	846
Interest and related amortization	30,377	30,705	60,500	61,528
Total expenses	158,741	162,930	306,651	321,140
Income before equity in income of unconsolidated joint ventures and gain on sale of property	18,012	5,453	53,877	22,184
Equity in income of unconsolidated joint ventures	609	492	1,185	1,255
Consolidated income from continuing operations	18,621	5,945	55,062	23,439

Discontinued Operations:
Net income from discontinued operations	3,165	353	6,233	513
Gain on sale of property, net of tax (2)	—	—	958	—
Income from discontinued operations	3,165	353	7,191	513
Consolidated net income	21,786	6,298	62,253	23,952

Income allocated to non-controlling interest-Common OP Units	(1,597)	(197)	(4,730)	(1,388)
Series A Redeemable Perpetual Preferred Stock Dividends	—	(4,038)	—	(8,069)
Series C Redeemable Perpetual Preferred Stock Dividends	(2,329)	—	(4,640)	—
Net income available for Common Shares	$17,860	$2,063	$52,883	$14,495

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1.
For the quarter and six months ended June 30, 2013, includes approximately $0.1 million and $1.1 million, respectively, resulting from the increase in the fair value of a contingent asset. See footnote 4 on page 4 for a detailed explanation.

2.
For the six months ended June 30, 2013, a $1.0 million gain was recognized as a result of new tax legislation that was passed that eliminated a previously accrued built-in-gain tax liability related to the disposition of our Cascade property in 2012.

Reconciliation of Net Income to FFO, Normalized FFO and FAD

(In thousands, except per share data (adjusted for stock split), unaudited)

	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Net income available for Common Shares	$17,860	$2,063	$52,883	$14,495
Income allocated to common OP Units	1,597	197	4,730	1,388
Right-to-use contract upfront payments, deferred, net (1)	1,550	1,285	2,590	1,891
Right-to-use contract commissions, deferred, net (2)	(655)	(655)	(1,118)	(897)
Depreciation on real estate assets	27,681	24,173	52,139	48,301
Depreciation on real estate assets, discontinued operations	772	704	1,536	1,379
Depreciation on rental homes	1,632	1,351	3,194	2,646
Amortization of in-place leases	159	15,650	318	31,265
Amortization of in-place leases, discontinued operations	—	2,751	—	5,502
Depreciation on unconsolidated joint ventures	230	288	503	583
Gain on sale of property, net of tax	—	—	(958)	—
FFO (3) (4)	$50,826	$47,807	$115,817	$106,553
Change in fair value of contingent consideration asset (5)	(94)	—	(1,112)	—
Transaction costs (6)	200	—	200	—
Early debt retirement	1,381	—	1,381	—
Normalized FFO (3)	52,313	47,807	116,286	106,553
Non-revenue producing improvements to real estate	(7,160)	(7,531)	(11,240)	(12,349)
FAD (3)	$45,153	$40,276	$105,046	$94,204

Income from continuing operations per Common Share - Basic	$0.18	$0.02	$0.55	$0.17
Income from continuing operations per Common Share - Fully Diluted	$0.18	$0.02	$0.55	$0.17

Net income per Common Share - Basic	$0.22	$0.03	$0.64	$0.18
Net income per Common Share - Fully Diluted	$0.21	$0.02	$0.63	$0.17

FFO per Common Share - Basic	$0.56	$0.53	$1.28	$1.18
FFO per Common Share - Fully Diluted	$0.56	$0.53	$1.27	$1.17

Normalized FFO per Common Share - Basic	$0.58	$0.53	$1.29	$1.18
Normalized FFO per Common Share - Fully Diluted	$0.57	$0.53	$1.28	$1.17

FAD per Common Share - Basic	$0.50	$0.45	$1.16	$1.04
FAD per Common Share - Fully Diluted	$0.50	$0.44	$1.15	$1.04

Average Common Shares - Basic	83,021	82,262	83,024	82,220
Average Common Shares and OP Units - Basic	90,477	90,175	90,480	90,156
Average Common Shares and OP Units - Fully Diluted	91,128	90,780	91,110	90,774

______________________________

1.
We are required by GAAP to defer, over the estimated customer life, recognition of non-refundable upfront payments from the entry of right-to-use contracts and upgrade sales. The customer life is currently estimated to range from one to 31 years and is based upon our experience operating the membership platform since 2008 as well as historical attrition rates provided to us by the prior operator. The amount shown represents the deferral of a substantial portion of current period upgrade sales, offset by amortization of prior period sales.

2.
We are required by GAAP to defer recognition of commissions paid related to the entry of right-to-use contracts. The deferred commissions will be amortized using the same method as used for the related non-refundable upfront payments from the entry of right-to-use contracts and upgrade sales. The amount shown represents the deferral of a substantial portion of current period commissions on those contracts, offset by the amortization of prior period commissions.

3.	See definitions of FFO, Normalized FFO and FAD on page 21.

4.
FFO adjusted to include a deduction for depreciation expense on rental homes for the quarters ended June 30, 2013 and 2012 would have been $49.2 million, or $0.54 per fully diluted share, and $46.5 million, or $0.51 per fully diluted share, respectively, and for the six months ended June 30, 2013 and 2012, would have been $112.6 million, or $1.24 per fully diluted share, and $103.9 million, or $1.14 per fully diluted share, respectively.

5.	See footnote 4 on page 4 for a detailed explanation.

6.	Included in the line item general and administrative on the Consolidated Income Statement on page 5.

Consolidated Income from Property Operations (1)

(In millions, except home site and occupancy figures, unaudited)

	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Community base rental income (2)	$101.5	$98.3	$202.2	$196.4
Rental home income	3.6	2.8	7.0	5.4
Resort base rental income (3)	33.2	30.4	73.9	68.0
Right-to-use annual payments	12.0	12.2	23.6	24.0
Right-to-use contracts current period, gross	3.4	2.9	6.2	5.2
Utility and other income	15.8	17.2	32.5	33.0
Property operating revenues	169.5	163.8	345.4	332.0

Property operating, maintenance, and real estate taxes	70.2	68.4	137.6	133.2
Rental home operating and maintenance	1.5	1.3	3.4	2.7
Sales and marketing, gross	3.3	2.6	5.7	4.3
Property operating expenses	75.0	72.3	146.7	140.2
Income from property operations	$94.5	$91.5	$198.7	$191.8

Manufactured home site figures and occupancy averages:
Total sites	68,760	68,776	68,765	68,755
Occupied sites	62,992	62,547	62,947	62,522
Occupancy %	91.6%	91.0%	91.5%	90.9%
Monthly base rent per site	$537	$524	$535	$524

Core total sites	68,632	68,648	68,637	68,627
Core occupied sites	62,992	62,540	62,947	62,515
Core occupancy %	91.8%	90.9%	91.7%	91.1%
Core monthly base rent per site	$537	$524	$535	$524

Resort base rental income:
Annual	$23.5	$21.5	$46.5	$42.8
Seasonal	3.0	2.7	14.8	14.3
Transient	6.7	6.2	12.6	10.9
Total resort base rental income	$33.2	$30.4	$73.9	$68.0

_________________________

1.
See page 5 for a complete Income Statement. The line items that we include in property operating revenues and property operating expenses are also individually included in our Consolidated Income Statement. Income from property operations excludes property management expenses and the GAAP deferral of right-to-use contract upfront payments and related commissions, net.

2.	See the manufactured home site figures and occupancy averages below within this table.

3.	See resort base rental income detail included below within this table.

2013 Core Income from Property Operations (1)

(In millions, except home site and occupancy figures, unaudited)

	Quarters Ended				Six Months Ended
	June 30,		%		June 30,		%
	2013	2012	Change (2)		2013	2012	Change (2)
Community base rental income (3)	$101.4	$98.3	3.2%		$202.3	$196.4	3.0%
Rental home income	3.6	2.8	29.1%		7.0	5.4	30.2%
Resort base rental income (4)	32.1	30.4	5.5%		70.6	68.0	3.8%
Right-to-use annual payments	12.0	12.2	(1.5)%		23.6	24.0	(1.7)%
Right-to-use contracts current period, gross	3.4	2.9	14.2%		6.2	5.2	19.4%
Utility and other income (5)	15.7	17.1	(8.4)%		32.1	33.0	(2.7)%
Property operating revenues	168.2	163.7	2.7%		341.8	332.0	2.9%

Property operating, maintenance, and real estate taxes	69.3	68.4	1.3%		135.7	133.2	1.8%
Rental home operating and maintenance	1.5	1.2	16.1%		3.3	2.7	24.2%
Sales and marketing, gross	3.3	2.6	26.6%		5.7	4.3	33.2%
Property operating expenses	74.1	72.2	2.5%	—	144.7	140.2	3.2%
Income from property operations	$94.1	$91.5	2.8%		$197.1	$191.8	2.7%
Occupied sites (6)	63,047	62,588

Core manufactured home site figures and occupancy averages:
Total sites	68,632	68,648			68,637	68,627
Occupied sites	62,992	62,540			62,947	62,515
Occupancy %	91.8%	90.9%			91.7%	91.1%
Monthly base rent per site	$537	$524			$535	$524

Resort base rental income:
Annual	$22.5	$21.5	4.3%		$44.5	$42.8	3.9%
Seasonal	3.0	2.7	12.2%		14.3	14.3	0.2%
Transient	6.6	6.2	6.6%		11.8	10.9	8.3%
Total resort base rental income	$32.1	$30.4	5.5%		$70.6	$68.0	3.8%

____________________________

1.
2013 Core properties include properties we expect to own and operate during all of 2012 and 2013. Income from property operations excludes property management expenses and the GAAP deferral of right-to-use contract upfront payments and related commissions, net.

2.	Calculations prepared using actual results without rounding.

3.	See the Core manufactured home site figures and occupancy averages included below within this table.

4.	See resort base rental income detail included below within this table.

5.
During the quarter and six months ended June 30, 2012, we recognized approximately $2.1 million of cable service prepayments due to the bankruptcy of a third-party cable service provider at certain properties.

6.	Occupied sites as of the end of the period shown. Occupied sites have increased by 171 from 62,876 at December 31, 2012.

2012 Acquisitions - Income from Property Operations (1)

(In millions, unaudited)

	Quarter Ended	Six Months Ended
	June 30,	June 30,
	2013	2013
Resort base rental income	$1.1	$3.4
Utility income and other property income	0.2	0.3
Property operating revenues	1.3	3.7

Property operating expenses	1.0	2.1
Income from property operations	$0.3	$1.6

______________________

1.	Represents actual performance of two properties we acquired during 2012. Excludes property management expenses.

Income from Rental Home Operations

(In millions, except occupied rentals, unaudited)

	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Manufactured homes:
New home	$5.6	$4.3	$11.0	$8.2
Used home	7.7	6.4	15.2	12.5
Rental operations revenues (1)	13.3	10.7	26.2	20.7
Rental operations expense	(1.5)	(1.3)	(3.4)	(2.7)
Income from rental operations, before depreciation	11.8	9.4	22.8	18.0
Depreciation on rental homes	(1.6)	(1.4)	(3.2)	(2.6)
Income from rental operations, after depreciation	$10.2	$8.0	$19.6	$15.4

Occupied rentals: (2)
New	2,013	1,517
Used	3,411	2,945

	As of
	June 30, 2013		June 30, 2012
Cost basis in rental homes: (3)	Gross	Net of Depreciation	Gross	Net of Depreciation
New	$111.1	$99.9	$91.0	$83.1
Used	62.7	55.4	54.1	49.5
Total rental homes	$173.8	$155.3	$145.1	$132.6

____________________________

1.
For the quarters ended June 30, 2013 and 2012, approximately $9.8 million and $7.9 million, respectively, are included in the Community base rental income line in the Consolidated Income from Property Operations table on page 7. For the six months ended June 30, 2013 and 2012, approximately $19.2 million and $15.3 million, respectively, are included in the Community base rental income line in the Consolidated Income from Property Operations table on page 7. The remainder of the rental operations revenue is included in the Rental home income line in the Consolidated Income from Property Operations table on page 7.

2.	Occupied rentals as of the end of the period shown.

3.	Includes both occupied and unoccupied rental homes.

Total Sites and Home Sales

(In thousands, except sites and home sale volumes, unaudited)

Summary of Total Sites as of June 30, 2013
		Sites
Community sites (1)		68,800
Resort sites:
Annuals		22,800
Seasonal		9,000
Transient		9,600
Membership (2)		24,100
Joint Ventures (3)		3,100
Total		137,400

Home Sales - Select Data
	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
New Home Sales Volume (4)	23	4	33	17
New Home Sales Gross Revenues	$1,258	$193	$1,739	$897

Used Home Sales Volume	398	345	739	643
Used Home Sales Gross Revenues	$2,959	$1,728	$5,174	$3,028

Brokered Home Resales Volume	227	256	447	518
Brokered Home Resale Revenues, net	$298	$331	$615	$659

__________________________

1.	Excludes approximately 5,300 community sites in 11 properties held for disposition as of June 30, 2013.

2.	Sites primarily utilized by approximately 96,300 members. Includes approximately 4,600 sites rented on an annual basis.

3.	Joint venture income is included in the Equity in income from unconsolidated joint ventures line in the Consolidated Income Statement on page 5.

4.	Includes two third party home sales for the quarter and six months ended June 30, 2013.

2013 Guidance - Selected Financial Data (1)

Our guidance acknowledges the existence of volatile economic conditions, which may impact our current guidance assumptions. Factors impacting 2013 guidance include, but are not limited to the following: (i) the mix of site usage within the portfolio; (ii) yield management on our short-term resort sites; (iii) scheduled or implemented rate increases on community and resort sites; (iv) scheduled or implemented rate increases in annual payments under right-to-use contracts; (v) occupancy changes; (vi) our ability to retain and attract customers renewing or entering right-to-use contracts; (vii) performance of the chattel loans purchased by us in connection with a prior acquisition; (viii) our ability to integrate and operate recent acquisitions in accordance with our estimates; (ix) completion of pending transactions in their entirety and on assumed schedule and (x) ongoing legal matters and related fees.

(In millions, except per share data (adjusted for stock split), unaudited)

Year Ended
December 31, 2013
Income from property operations - 2013 Core (2)	$391.9
Income from property operations - 2012 Acquisitions (3)	2.3
Income from discontinued operations	16.1
Property management and general and administrative	(66.8)
Other income and expenses (4)	17.8
Financing costs and other	(128.4)
Normalized FFO (5)	232.9
Change in fair value of contingent consideration asset (6)	1.1
Transaction costs	(0.2)
Early debt retirement	(39.6)
FFO (5)	194.2
Depreciation on real estate and other	(102.5)
Depreciation on rental homes	(6.5)
Depreciation on discontinued operations	(3.1)
Deferral of right-to-use contract sales revenue and commission, net	(3.5)
Income allocated to OP units	(6.6)
Gain on sale of property	1.0
Net income available to common shares	$73.0

Normalized FFO per share - fully diluted	$2.51 - $2.61
FFO per share - fully diluted	$2.08 - $2.18
Net income per common share - fully diluted (7)	$0.82 - $0.92

Weighted average shares outstanding - fully diluted	91.1

_____________________________________

1.
Each line item represents the mid-point of a range of possible outcomes and reflects management’s estimate of the most likely outcome. Actual Normalized FFO, Normalized FFO per share, FFO, FFO per share, Net Income and Net Income per share could vary materially from amounts presented above if any of our assumptions is incorrect.

2.	See page 14 for 2013 Core Guidance Assumptions. Amount represents 2012 income from property operations from the 2013 Core Properties of $381.0 million multiplied by an estimated growth rate of 2.9%.

3.	See page 15 for the 2013 Assumptions regarding the 2012 Acquisitions.

4.	See page 16 for 2011 Acquired Chattel Loan Assumptions.

5.	See page 21 for definitions of Normalized FFO and FFO.

6.	See footnote 4 on page 4 for a detailed explanation.

7.	Net income per fully diluted common share is calculated before Income allocated to OP Units.

Third Quarter 2013 Guidance - Selected Financial Data (1)

Our guidance acknowledges the existence of volatile economic conditions, which may impact our current guidance assumptions. Factors impacting 2013 guidance include, but are not limited to the following: (i) the mix of site usage within the portfolio; (ii) yield management on our short-term resort sites; (iii) scheduled or implemented rate increases on community and resort sites; (iv) scheduled or implemented rate increases in annual payments under right-to-use contracts; (v) occupancy changes; (vi) our ability to retain and attract customers renewing or entering right-to-use contracts; (vii) performance of the chattel loans purchased by us in connection with a prior acquisition; (viii) our ability to integrate and operate recent acquisitions in accordance with our estimates; (ix) completion of pending transactions in their entirety and on assumed schedule and (x) ongoing legal matters and related fees.

(In millions, except per share data (adjusted for stock split), unaudited)

Quarter Ended
September 30, 2013
Income from property operations - 2013 Core (2)	$98.4
Income from property operations - 2012 Acquisitions (3)	0.3
Income from discontinued operations	4.1
Property management and general and administrative	(16.7)
Other income and expenses (4)	6.1
Financing costs and other	(31.8)
Normalized FFO (5)	60.4
Early debt retirement	(38.3)
FFO (5)	22.1
Depreciation on real estate and other	(24.8)
Depreciation on rental homes	(1.7)
Depreciation on discontinued operations	(0.8)
Deferral of right-to-use contract sales revenue and commission, net	(1.1)
Income allocated to OP units	0.6
Net loss available to common shares	$(5.7)

Normalized FFO per share - fully diluted	$0.63 - $0.69
FFO per share - fully diluted	$0.21 - $0.27
Net income per common share - fully diluted (6)	$(0.10) - $(0.04)

Weighted average shares outstanding - fully diluted	91.1

_______________________________________

1.
Each line item represents the mid-point of a range of possible outcomes and reflects management’s best estimate of the most likely outcome. Actual Normalized FFO, Normalized FFO per share, FFO, FFO per share, Net Income and Net Income per share could vary materially from amounts presented above if any of our assumptions is incorrect.

2.
See page 14 for Core Guidance Assumptions. Amount represents Core Income from property operations from the 2013 Core Properties for the quarter ended September 30, 2012 of $95.2 million multiplied by an estimated growth rate of 3.3%.

3.	See page 15 for the 2013 Assumptions regarding the 2012 Acquisitions.

4.	See page 16 for 2011 Acquired Chattel Loan Assumptions.

5.	See page 21 for definitions of Normalized FFO and FFO.

6.	Net income per fully diluted common share is calculated before Income allocated to OP Units.

2013 Core (1)
Guidance Assumptions - Income from Property Operations

(In millions, unaudited)

	Year Ended	2013	Quarter Ended	Third Quarter 2013
	December 31, 2012	Growth Factors (2)	September 30, 2012	Growth Factors (2)
Community base rental income	$394.6	3.0%	$98.8	3.1%
Rental home income	11.7	26.4%	3.1	23.5%
Resort base rental income (3)	134.3	4.1%	36.5	5.1%
Right-to-use annual payments	47.7	(0.2)%	12.1	0.3%
Right-to-use contracts current period, gross	13.4	1.2%	4.5	(13.9)%
Utility and other income	62.4	0.5%	15.4	3.7%
Property operating revenues	664.1	3.1%	170.4	3.3%

Property operating, maintenance, and real estate taxes	(265.9)	2.7%	(69.9)	3.4%
Rental home operating and maintenance	(6.4)	14.0%	(1.7)	(1.3)%
Sales and marketing, gross	(10.8)	15.6%	(3.6)	3.2%
Property operating expenses	(283.1)	3.4%	(75.2)	3.3%
Income from property operations	$381.0	2.9%	$95.2	3.3%

Resort base rental income:
Annual	$87.2	3.9%	$22.0	4.3%
Seasonal	21.1	2.1%	2.7	11.3%
Transient	26.0	6.3%	11.8	5.4%
Total resort base rental income	$134.3	4.1%	$36.5	5.1%

_______________________________

1.
2013 Core properties include properties we expect to own and operate during all of 2012 and 2013. Excludes property management expenses and the GAAP deferral of right to use contract upfront payments and related commissions, net.

2.
Management’s estimate of the growth of property operations in the 2013 Core Properties compared to actual 2012 performance. Represents our estimate of the mid-point of a range of possible outcomes. Calculations prepared using actual results without rounding. Actual growth could vary materially from amounts presented above if any of our assumptions is incorrect.

3.	See Resort base rental income detail included below within this table.

2013 Assumptions Regarding Acquisition Properties (1)

(In millions, unaudited)

	Year Ended	Quarter Ended
	December 31, 2013 (2)	September 30, 2013 (2)
Resort base rental income	$5.7	$1.1
Utility income and other property income	0.5	0.1
Property operating revenues	6.2	1.2

Property operating, maintenance, and real estate taxes	(3.9)	(0.9)
Property operating expenses	(3.9)	(0.9)
Income from property operations	$2.3	$0.3

___________________________________

1.	The acquisition properties include properties we acquired in 2012.

2.
Each line item represents our estimate of the mid-point of a possible range of outcomes and reflects management’s best estimate of the most likely outcome for the Acquisition Properties. Actual income from property operations for the Acquisition Properties could vary materially from amounts presented above if any of our assumptions is incorrect.

2011 Acquired Chattel Loan Assumptions

For the year ending December 31, 2013, other income and expenses guidance includes estimated interest income of approximately $5.4 million from notes receivable acquired from the seller and secured by manufactured homes in connection with the purchase of 75 acquisition properties during 2011. As of June 30, 2013, our carrying value of the notes receivable was approximately $22.1 million. Our initial carrying value was based on a third party valuation utilizing 2011 market transactions and is adjusted based on actual performance in the loan pool. Factors used in determining the initial carrying value included delinquency status, market interest rates and recovery assumptions. The following tables provide a summary of the notes receivable and certain assumptions about future performance, including interest income guidance for 2013. An increase in the estimate of expected cash flows would generally result in additional interest income to be recognized over the remaining life of the underlying pool of loans. A decrease in the estimate of expected cash flows could result in an impairment loss to the carrying value of the loans. There can be no assurance that the notes receivable will perform in accordance with these assumptions.

(In millions, unaudited)

		2013
Contractual cash flows to maturity beginning January 1,		$134.1
Expected cash flows to maturity beginning January 1,		50.4
Expected interest income to maturity beginning January 1,		26.8

	Actual through	2013 Guidance
	June 30, 2013	Assumptions
Default rate	14%	18%
Recoveries as percentage of defaults	24%	25%
Yield	21%	25%

Average carrying amount of loans	$23.7	$21.8
Contractual principal pay downs	1.5	3.0
Contractual interest income	2.8	5.6
Expected cash flows applied to principal	2.3	3.7
Expected cash flows applied to interest income	2.6	5.4

Balance Sheet

(In thousands, except share (adjusted for stock split) and per share data)

	June 30, 2013	December 31, 2012
	(unaudited)
Assets
Investment in real estate:
Land	$984,224	$984,224
Land improvements	2,573,046	2,565,299
Buildings and other depreciable property	515,801	495,127
	4,073,071	4,044,650
Accumulated depreciation	(1,004,300)	(948,581)
Net investment in real estate	3,068,771	3,096,069
Cash	177,895	37,126
Notes receivable, net	43,078	45,469
Investment in joint ventures	9,519	8,420
Rent and other customer receivables, net	909	1,046
Deferred financing costs, net	23,659	20,620
Retail inventory	2,283	1,569
Deferred commission expense	23,960	22,841
Escrow deposits, goodwill, and other assets, net	51,006	45,214
Assets held for disposition	120,049	119,852
Total Assets	$3,521,129	$3,398,226
Liabilities and Equity
Liabilities:
Mortgage notes payable (1)	$2,122,883	$2,061,610
Term loan	200,000	200,000
Unsecured lines of credit	—	—
Accrued payroll and other operating expenses	71,723	63,672
Deferred revenue – upfront payments from right-to-use contracts	65,569	62,979
Deferred revenue – right-to-use annual payments	14,949	11,088
Accrued interest payable	10,144	10,500
Rents and other customer payments received in advance and security deposits	60,988	54,017
Distributions payable	25,020	—
Liabilities held for disposition	10,815	10,058
Total Liabilities	2,582,091	2,473,924
Equity:
Stockholders’ Equity:
Preferred stock, $0.01 par value 9,945,539 shares authorized as of June 30, 2013 and December 31, 2012; none issued and outstanding as of June 30, 2013 and December 31, 2012	—	—
6.75% Series C Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value, 54,461 shares authorized and 54,458 issued and outstanding as of June 30, 2013 and December 31, 2012 at liquidation value	136,144	136,144
Common stock, $0.01 par value 100,000,000 shares authorized; 83,365,446 and 83,193,310 shares issued and outstanding as of June 30, 2013 and December 31, 2012, respectively	834	832
Paid-in capital	1,014,170	1,012,514
Distributions in excess of accumulated earnings	(276,448)	(287,652)
Accumulated other comprehensive loss	(1,718)	(2,590)
Total Stockholders’ Equity	872,982	859,248
Non-controlling interests – Common OP Units	66,056	65,054
Total Equity	939,038	924,302
Total Liabilities and Equity	$3,521,129	$3,398,226

_______________________________________

1.	June 30, 2013 balance does not reflect the July 2013 loan repayments of approximately $127.8 million.

Right-To-Use Memberships - Select Data

(In thousands, except member count, number of Zone Park Passes, number of annuals and number of upgrades, unaudited)

	Year Ended December 31,
	2009	2010	2011	2012	2013 (1)
Member Count (2)	105,850	102,726	99,567	96,687	95,000
Right-to-use annual payments (3)	$50,765	$49,831	$49,122	$47,662	$47,600
Number of Zone Park Passes (ZPPs) (4)	—	4,487	7,404	10,198	15,000
Number of annuals (5)	2,484	3,062	3,555	4,280	4,800
Resort base rental income from annuals	$5,950	$6,712	$8,069	$9,585	$11,200
Number of upgrades (6)	3,379	3,659	3,930	3,069	3,100
Upgrade contract initiations (7)	$15,372	$17,430	$17,663	$13,431	$13,600
Resort base rental income from seasonals/transients	$10,121	$10,967	$10,852	$11,042	$11,800
Utility and other income	$1,883	$2,059	$2,444	$2,407	$2,300

________________________________

1.
Guidance estimate. Each line item represents our estimate of the mid-point of a possible range of outcomes and reflects management’s best estimate of the most likely outcome. Actual figures could vary materially from amounts presented above if any of our assumptions is incorrect.

2.	Members have entered into right-to-use contracts with us that entitle them to use certain properties on a continuous basis for up to 21 days.

3.
The year ended December 31, 2012 and the year ending December 31, 2013, includes $0.1 million and $1.9 million, respectively, of revenue recognized related to our right-to-use annual memberships activated through our dealer program. No cash is received from the members during the first year of membership for memberships activated through the dealer program. Revenue earned is offset by non-cash membership sales and marketing expenses related to advertising provided by RV dealers.

4.	ZPPs allow access to up to five zones of the United States and require annual payments.

5.	Members who rent a specific site for an entire year in connection with their right to use contract.

6.
Existing customers that have upgraded agreements are eligible for longer stays, can make earlier reservations, may receive discounts on rental units, and may have access to additional Properties. Upgrades require a non-refundable upfront payment.

7.	Revenues associated with contract upgrades, included in the line item Right-to-use contracts current period, gross, on our Consolidated Income Statement on page 5.

Debt Maturity Schedule & Summary

Secured Debt Maturity Schedule
(In thousands, unaudited)

Year	Amount
2013	$60,839
2014	114,443
2015	587,018
2016	226,742
2017	90,554
2018	203,441
2019	213,095
2020	129,140
2021+	476,264
Total (1)	$2,101,536

Debt Summary as of June 30, 2013
(In millions, except weighted average interest and average years to maturity, unaudited)

	Total			Secured			Unsecured
	Balance	Weighted Average Interest (2)	Average Years to Maturity	Balance	Weighted Average Interest (2)	Average Years to Maturity	Balance	Weighted Average Interest (2)	Average Years to Maturity
Consolidated Debt	$2,323	5.2%	4.8	$2,123	5.4%	4.8	$200	3.1%	4.1

____________________________

1.
Represents our mortgage notes payable excluding $21.3 million net note premiums and our $200 million term loan as of June 30, 2013. As of June 30, 2013, we had an unsecured line of credit with a borrowing capacity of $380.0 million, $0 outstanding, an interest rate of LIBOR plus 1.40% to 2.00% per annum and a 0.25% to 0.40% facility fee depending on leverage as defined in the loan agreement. The unsecured line of credit matures on September 15, 2016 and has a one-year extension option.

2.	Includes loan costs amortization.

Market Capitalization

(In millions, except share and OP Unit data (adjusted for stock split), unaudited

Capital Structure as of June 30, 2013
	Total	% of Total	Total	% of Total	% of Total
Secured debt			$2,123	91.4%
Unsecured debt			200	8.6%
Total debt			$2,323	100.0%	38.5%

Common Shares	83,365,446	91.8%
OP Units	7,456,320	8.2%
Total Common Shares and OP Units	90,821,766	100.0%
Common Share price (1)	$39.30
Fair value of Common Shares			$3,569	96.3%
Perpetual Preferred Equity			136	3.7%
Total Equity			$3,705	100.0%	61.5%

Total market capitalization			$6,028		100.0%

Perpetual Preferred Equity as of June 30, 2013
					Annual Dividend
Series	Callable Date		Outstanding Shares	Liquidation Value	Per Share	Value
6.75% Series C	9/7/2017		54,458	$136	$168.75	$9.2

____________________________

1.	Reflects the June 30, 2013 share price of $78.59 on a post stock-split basis.

Non-GAAP Financial Measures

Funds from Operations (“FFO”) is a non-GAAP financial measure. We believe FFO, as defined by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), is generally an appropriate measure of performance for an equity REIT. While FFO is a relevant and widely used measure of operating performance for equity REITs, it does not represent cash flow from operations or net income as defined by GAAP, and it should not be considered as an alternative to these indicators in evaluating liquidity or operating performance.
We define FFO as net income, computed in accordance with GAAP, excluding gains and actual or estimated losses from sales of properties, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. We receive up-front non-refundable payments from the entry of right-to-use contracts. In accordance with GAAP, the upfront non-refundable payments and related commissions are deferred and amortized over the estimated customer life. Although the NAREIT definition of FFO does not address the treatment of nonrefundable right-to-use payments, we believe that it is appropriate to adjust for the impact of the deferral activity in our calculation of FFO.
Normalized Funds from Operations (“Normalized FFO”) is a non-GAAP measure. We define Normalized FFO as FFO excluding the following non-operating income and expense items: a) the financial impact of contingent consideration; b) gains and losses from early debt extinguishment, including prepayment penalties; c) property acquisition and other transaction costs related to mergers and acquisitions; and d) other miscellaneous non-comparable items.
We believe that FFO and Normalized FFO are helpful to investors as supplemental measures of the performance of an equity REIT. We believe that by excluding the effect of depreciation, amortization and actual or estimated gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. We further believe that Normalized FFO provides useful information to investors, analysts and our management because it allows them to compare our operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences not related to our operations. For example, we believe that excluding the early extinguishment of debt, property acquisition and other transaction costs related to mergers and acquisitions and the change in fair value of our contingent consideration asset from Normalized FFO allows investors, analysts and our management to assess the sustainability of operating performance in future periods because these costs do not affect the future operations of the properties. In some cases, we provide information about identified non-cash components of FFO and Normalized FFO because it allows investors, analysts and our management to assess the impact of those items.
Funds available for distribution (“FAD”) is a non-GAAP financial measure. We define FAD as Normalized FFO less non-revenue producing capital expenditures.
Investors should review FFO, Normalized FFO and FAD, along with GAAP net income and cash flow from operating activities, investing activities and financing activities, when evaluating an equity REIT’s operating performance. We compute FFO in accordance with our interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. Normalized FFO presented herein is not necessarily comparable to normalized FFO presented by other real estate companies due to the fact that not all real estate companies use the same methodology for computing this amount. FFO, Normalized FFO and FAD do not represent cash generated from operating activities in accordance with GAAP, nor do they represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of our financial performance, or to cash flow from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions.